Exhibit 10.1

GENTA INCORPORATED

2009 STOCK INCENTIVE PLAN

(As Amended and Restated April 1, 2010)

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TABLE OF CONTENTS
(continued)

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ARTICLE I

GENERAL

1.1           Purpose

The purpose of the Genta Incorporated 2009 Stock Incentive Plan (the “Plan”) is to provide for officers, other employees and directors of, and consultants to, Genta Incorporated (the “Company”) and its subsidiaries an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

1.2           Administration

1.2.1           Subject to Section 1.2.6, the Plan shall be administered by the Compensation Committee (the “Committee”) of the board of directors of the Company (the “Board”), which shall consist of not less than two directors.  The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.  To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), all actions relating to awards to persons subject to Section 16 of the 1934 Act shall be taken by the Board unless each person who serves on the Committee is a “non-employee director” within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of “non-employee directors”.  To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder (collectively, the “Code”), the members of the Committee shall be “outside directors” within the meaning of such section 162(m).

1.2.2           The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan; (b) to construe, interpret and implement the Plan and any plan agreements executed pursuant to Section 2.1; (c) to prescribe, or amend and rescind rules and regulations relating to the Plan, including rules governing its own operations; (d) to make all determinations necessary or advisable in administering the Plan; (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan; (f) to amend the Plan to reflect changes in applicable law; (g) to determine whether, to what extent and under what circumstances awards may be settled or exercised in cash, Shares of Common Stock, other securities, other awards or other property, or canceled, forfeited or suspended and the method or methods by which awards may be settled, canceled, forfeited or suspended; (h) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other awards or other property and other amounts payable with respect to an award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (i) to determine whether, to what extent and under what circumstances the management of the day-to-day operations of the Plan and the functions of the Company with respect thereto, including, without limitation, processing of the exercise of options and holding and sales of option shares by grantees, shall be delegated to a registered broker-dealer or other qualified third party; and (j) to direct that a) a stop order may be placed in effect with respect to shares issued pursuant to the Plan and b) any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

1.2.3           Actions of the Committee shall be taken by the vote of a majority of its members.  Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

1.2.4           The determination of the Committee on all matters relating to the Plan or any plan agreement shall be final, binding and conclusive.

1.2.5           No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.2.6           Notwithstanding anything to the contrary contained herein:  (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, grant awards or resolve to administer the Plan.  In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.3           Persons Eligible for Awards

Awards under the Plan may be made to such directors (including directors who are not employees), officers and other employees of the Company and its subsidiaries (including prospective employees conditioned on their becoming employees), and to such consultants, advisers and other independent contractors of the Company and its subsidiaries (collectively, “key persons”), as the Committee shall select in its discretion.

1.4           Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) incentive stock options (within the meaning of section 422 of the Code); (b) non-qualified stock options; (c) stock appreciation rights; (d) dividend equivalent rights; (e) restricted stock; (f) restricted stock units; and (g) other stock-based awards, all as more fully set forth in Article II.  The term “award” means any of the foregoing.  No incentive stock option (other than an incentive stock option that may be assumed or issued by the Company in connection with a transaction to which section 424(a) of the Code applies) may be granted to a person who is not an employee of the Company on the date of grant.

1.5           Shares Available for Awards

1.5.1           Total shares available.  The shares issuable under the Plan may be authorized but unissued shares of common stock of the Company, par value $0.001 per share (“Common Stock”),or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan.  Subject to adjustment from time to time as provided in Section 1.5.3, the total number of shares of Common Stock reserved for issuance pursuant to awards granted under the Plan shall be 54,738,066.  Such reserve represents fifteen percent (15%) of the outstanding shares of Common Stock on April 1, 2010.   The share reserve under the Plan shall automatically be adjusted on each of September 7, 2010, January 18, 2011 and May 3, 2011 to be equal to fifteen percent (15%) of the outstanding shares of Common Stock as of each such date, respectively.  If, after the Plan Effective Date, any award is forfeited or any award otherwise terminates or is cancelled without the delivery of shares of Common Stock, then the shares covered by such award or to which such award relates shall again become available for transfer pursuant to awards granted or to be granted under this Plan.  Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for awards under this Plan.  The maximum number of shares of Common Stock for which incentive stock options may be granted over the term of the Plan shall be 54,738,066 (subject to adjustment from time to time as provided in Section 1.5.3).

1.5.2           Individual Limit.  The total number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted to any one employee of the Company or a subsidiary during any one calendar year shall not exceed 28 million shares.

1.5.3           Adjustments.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding award, the number of shares available for awards, the number of shares that may be subject to awards to any one employee, the maximum number of shares for which incentive stock options may be granted,  the maximum number of shares subject to initial grants to non-employee Board members pursuant to Section 3.2.2, and the price per share of Common Stock covered by each such outstanding award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein or in the applicable plan agreement, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award.  After any adjustment made pursuant to this Section 1.5.3, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

1.5.4           Except as provided in this Section 1.5 and in Section 2.3.8, there shall be no limit on the number or the value of the shares of Common Stock that may be subject to awards to any individual under the Plan.

1.6           Definitions of Certain Terms

1.6.1           The “Fair Market Value” of a share of Common Stock on any day shall be determined as follows.

(a)           If the principal market for the Common Stock (the “Market”) is a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) National Market or Small Cap Market, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

(b)           If the Common Stock is actively traded but paragraph (a) does not apply, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

(c)           In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined in good faith by the Committee.  Fair Market Value shall be determined in a manner that complies with requirements of Section 409A of the Code.

1.6.2           The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable plan agreement.  Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option.  Any option that is not an incentive stock option is referred to herein as a “nonqualified stock option.”

1.6.3           The term “employment” means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee’s association with the Company or a subsidiary as a director, consultant, adviser, other independent contractor or otherwise.

1.6.4           A grantee shall be deemed to have a “termination of employment” upon ceasing to be employed by the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 424(a) of the Code applies.  The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan; (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan; and (c) when a change in a non-employee’s association with the Company constitutes a termination of employment for purposes of the Plan.  The Committee shall have the right to determine whether a grantee’s termination of employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal.  Such determinations of the Committee shall be final, binding and conclusive.

1.6.5           The term “cause,” when used in connection with termination of a grantee’s employment, shall have the meaning set forth in any then-effective employment agreement between the grantee and the Company or a subsidiary thereof.  In the absence of such an employment agreement provision, “cause” means:  (a) conviction of any crime (whether or not involving the Company or its subsidiaries) constituting a felony in the jurisdiction involved; (b) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or its subsidiaries to public ridicule or embarrassment; (c) material violation of the Company’s or a subsidiary’s policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; or (d) serious neglect or misconduct in the performance of the grantee’s duties for the Company or a subsidiary or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination shall be final, binding and conclusive.

1.6.6           The term “date of grant” of an award in this Plan means  the date on which the award is approved by the Committee, or such later date as may be specified by the Committee in authorizing such award.

ARTICLE II

AWARDS UNDER THE PLAN

2.1           Agreements Evidencing Awards

Each award granted under the Plan (except an award of unrestricted stock) shall be evidenced by a written agreement (“plan agreement”) which shall contain such provisions as the Committee in its discretion deems necessary or desirable.  Such provisions may include, without limitation, a requirement that the grantee acknowledge that such shares are acquired for investment purposes only.  The Committee may grant awards in tandem with or in substitution for any other award or awards granted under this Plan or any award granted under any other plan of the Company or any subsidiary.  Payments or transfers to be made by the Company or any subsidiary upon the grant, exercise or payment of an award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules established by the Committee.  By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan, the applicable plan agreement, and the determinations of the Committee.

2.2           No Rights as a Shareholder

No grantee of an option or stock appreciation right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until a) the issuance of a stock certificate to such person for such shares or b) the book-entry ownership is reflected for the nominee of such person who holds such shares in “street name.”  Except as otherwise provided in Section 1.5.3, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares are issued.

2.3           Grant of Stock Options, Stock Appreciation Rights and Reload Options

2.3.1           The Committee may grant incentive stock options and nonqualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan.

2.3.2           The Committee may grant stock appreciation rights to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion, subject to the provisions of the Plan.  Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan.  A stock appreciation right granted in connection with a nonqualified stock option may be granted at or after the date of grant of such option.  A stock appreciation right granted in connection with an incentive stock option may be granted only at the date of grant of such option.

2.3.3           The grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable plan agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the plan agreement (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised.  Payment upon exercise of a stock appreciation right shall be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee shall determine in its discretion.  Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised.  Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

2.3.4           Each plan agreement with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby.  The option exercise price per share shall be determined by the Committee in its discretion; provided, however, that the option exercise price of any  stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which section 424(a) of the Code applies).

2.3.5           Each plan agreement with respect to an option or stock appreciation right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part.  Such periods shall be determined by the Committee in its discretion; provided, however, that no stock option (or a stock appreciation right granted in connection with an incentive stock option) shall be exercisable more than 10 years after the date of grant.

2.3.6           The Committee may in its discretion include in any plan agreement with respect to an option (the “original option”) a provision that an additional option (the “additional option”) shall be granted to any grantee who, pursuant to Section 2.4.3(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option.  The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option.  In the event that a plan agreement provides for the grant of an additional option, such agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.4.3(b) in payment of such exercise price shall have been held for at least six months.

2.3.7           To the extent that the aggregate Fair Market Value (determined as of the date of grant of the option) of the stock with respect to which incentive stock options granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under section 422 of the Code, such options shall be treated as nonqualified stock options.

2.3.8           Notwithstanding the provisions of Sections 2.3.4 and 2.3.5, to the extent required under section 422 of the Code, an incentive stock option may not be granted under the Plan to an individual who, at the date of grant of  the option, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (a) at the date of grant of  such incentive stock option, the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

2.4           Exercise of Options and Stock Appreciation Rights

Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan shall be exercisable as follows:

2.4.1           Unless the applicable plan agreement otherwise provides, an option or stock appreciation right shall become exercisable in four substantially equal installments, on each of the first, second, third and fourth anniversaries of the date of grant, and each installment, once it becomes exercisable, shall remain exercisable until expiration, cancellation or termination of the award.

2.4.2           Unless the applicable plan agreement otherwise provides, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable (but, in any event, only for whole shares).  A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised.  An option or stock appreciation right shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall prescribe.

2.4.3           Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased or such other document that the Committee may prescribe.  Such payment shall be made:  (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) unless the applicable plan agreement provides otherwise, by delivery of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial accounting purposes  and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other method as the Committee may from time to time prescribe.

2.4.4           Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), provide for the issuance of the shares of Common Stock for which the award has been exercised.  If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee’s stockbroker.

2.5           Termination of Employment; Death

2.5.1           Except to the extent otherwise provided in Section 2.5.2 or 2.5.3 or in the applicable plan agreement, all options and stock appreciation rights not theretofore exercised shall terminate upon termination of the grantee’s employment for any reason (including death).

2.5.2           Except to the extent otherwise provided in the applicable plan agreement, if a grantee’s employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions:  (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within three (3) months  after employment terminates, except that this three month period shall be increased to one year if the termination is by reason of disability, but in no event after the expiration date of the award as set forth in the plan agreement.  The term “disability” for purposes of the preceding sentence shall have the meaning given to it by section 422(c)(6) of the Code.

2.5.3           Except to the extent otherwise provided in the applicable plan agreement, if a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee’s awards are exercisable pursuant to Section 2.5.2, any outstanding option or stock appreciation right shall be exercisable on the following terms and conditions:  (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee’s death or the expiration date of the award.  Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition.  If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable plan agreement which would have applied to the grantee.

2.6           Grant of Restricted Stock

2.6.1           The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan.  Restricted stock awards may be made independently of or in connection with any other award under the Plan.  A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by executing a plan agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

2.6.2           Promptly after a grantee accepts a restricted stock award, the Company shall issue in the grantee’s name a certificate or certificates for the shares of Common Stock covered by the award.  Upon the issuance of such certificate(s), the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to the non-transferability restrictions and Company repurchase rights described in Sections 2.6.4 and 2.6.5 and to such other restrictions and conditions as the Committee in its discretion may include in the applicable plan agreement.

2.6.3           Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable plan agreement.

2.6.4           Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable plan agreement.  The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the non-transferability of the restricted stock shall lapse.  Unless the applicable plan agreement provides otherwise, additional shares of Common Stock or other property distributed to the grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

2.6.5           Upon the termination of the grantee’s employment for any reason while holding one or more shares to which restrictions on transferability apply, then those shares shall be immediately surrendered to the Company for cancellation and the grantee shall have no further rights with respect to those shares.  To the extent the surrendered shares were issued for consideration paid in cash or cash equivalent, the Company shall repay to the grantee (or the grantee’s estate) the lesser of (a) the Fair Market Value of the shares on the date of such termination of employment, or (b) any amount paid by the grantee for such shares.

2.7           Grant of Restricted Stock Units

2.7.1           The Committee may grant awards of restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan.  Restricted stock units may be awarded independently of or in connection with any other award under the Plan.

2.7.2           At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  In the event of the termination of the grantee’s employment by the Company and its subsidiaries for any reason, restricted stock units that have not become nonforfeitable shall be forfeited and cancelled.

2.7.3           At the time of grant, the Committee shall specify the date of issuance of the shares subject to each grant of restricted stock units.  Such date may be the vesting date or dates of the award or any date following such vesting date(s) consistent with the applicable requirements of Section 409A of the Code.  On the specified issuance date, the Company shall transfer to the grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit.  The Committee shall specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Common Stock.

2.8           Other Stock-Based Awards

The Committee may grant other types of stock-based awards (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan.  Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.9           Grant of Dividend Equivalent Rights

The Committee may in its discretion include in the plan agreement with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding.  In the event such a provision is included in a plan agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise of the award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate consistent with the applicable requirements of Section 409A of the Code.

2.10          Right of Recapture

2.10.1           If at any time within one year after the date on which a participant exercises an option or stock appreciation right, or on which restricted stock vests, or which is the maturity date of restricted stock units, or on which income is realized by a participant in connection with any other stock-based award (each of which events is a “realization event”), the participant (a) is terminated for cause or (b) engages in any activity determined in the discretion of the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the participant from the realization event shall be paid by the participant to the Company upon notice from the Company.  Such gain shall be determined as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock.  The Company shall have the right to offset such gain against any amounts otherwise owed to the participant by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

ARTICLE III

AUTOMATIC GRANT PROGRAM FOR NON-EMPLOYEE DIRECTORS

3.1           Automatic Grants

Awards shall be made automatically to non-employee Board members in accordance with the provisions of this Article III.

3.2           Initial Grants

3.2.1           On Thursday, July 16, 2009, each individual who (i) was to be nominated for re-election as a director at the regular 2009 Annual Stockholders Meeting and (ii) had tendered for cancellation his or her outstanding equity awards pursuant to the Company's Equity Award Exchange Offer was automatically granted an award of restricted stock units with respect to 695,658 shares of Common Stock (representing 0.125% of the fully diluted outstanding shares of the Company as of the Plan Effective Date as determined by the Company, rounded up to the nearest whole share).  Each restricted stock unit shall entitle the individual to receive one share of Common Stock following vesting of the award.

3.2.2           Each individual who is first elected or appointed as a non-employee Board member at any time after the Plan Effective Date shall automatically be granted on the date of such election or appointment, an award in the form of shares of Common Stock.  The number of shares subject to such award shall be equal to the lower of (i) 0.125% of the fully diluted outstanding shares of the Company as of the date of such election or appointment as determined by the Company (rounded up to the nearest whole share) or (ii) the number of shares of Common stock (adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company) subject to the award granted to a non-employee Board member pursuant to section 3.2.1.

3.3           Annual Grants

On September 7, 2010 and on the date of each annual stockholders meeting, beginning with the 2011 Annual Meeting, each individual who is at that time serving as, and is to continue to serve as, a non-employee Board member shall automatically be granted an award (the “Annual Award”) in the form of shares of Common Stock and/or options with a value equal to the Applicable Annual Amount.  The Committee shall have the sole discretion to determine the amount and type of award for each year within the foregoing limitations.  For such purposes, the value of the Annual Award shall be calculated as follows:  (A) the value of an option share shall be equal to the fair value of an option share as estimated on the date of grant under a valuation model approved by the Financial Accounting Standards Board (“FASB”) for purposes of the Company’s financial statements under FAS 123 (or any successor provision); and (B) the value of a share subject to the stock award shall be equal to the Fair Market Value per share of Common Stock on the award date.  The Applicable Annual Amount shall be determined by the Committee on or before the date of the grant, but in no event shall exceed One Hundred Thousand Dollars ($100,000).

3.4           Vesting of Awards

Each award granted to a non-employee Board member under Section 3.2.1 became fully vested on the date (the “Vesting Date”) of approval of the Plan by the Company’s shareholders provided the individual continued in Board service through the Vesting Date.  Each award granted under Sections 3.2.2 and 3.3 shall be fully vested on the date of grant.

ARTICLE IV

MISCELLANEOUS

4.1           Amendment of the Plan; Modification of Awards

4.1.1           The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, after the grantee’s death, the person having the right to exercise the award).  For purposes of this Section 4.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

4.1.2           Shareholder approval of any amendment shall be obtained to the extent necessary to comply with section 422 of the Code (relating to incentive stock options) or other applicable law or regulation.

4.1.3           Except as otherwise provided in Section 4.1.4 hereof, the Committee may amend any outstanding plan agreement, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the agreement.  However, any such amendment (other than an amendment pursuant to Section 4.7.2, relating to change in control) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

4.1.4           The Committee shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise prices per share in excess of the then current Fair Market Value per share of Common Stock of the Corporation or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining shareholder approval.

4.2           Tax Withholding

4.2.1           As a condition to the receipt of any shares of Common Stock pursuant to any award or the lifting of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an award (including, without limitation, FICA tax), the Company shall be entitled to require that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

4.2.2           The Committee may, in its discretion, provide the grantee with the right to satisfy the withholding obligation imposed under Section 4.2.1 by electing to have the Company withhold shares with a Fair Market Value of an amount that does not exceed the amount of the Company’s withholding obligations using the grantee’s minimum applicable withholding tax rate for federal (including, without limitation, FICA tax) or other governmental tax liabilities.

4.3           Restrictions

4.3.1           If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action a “plan action”), then such plan action shall not be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

4.3.2           The term “consent” as used herein with respect to any plan action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a plan action by any governmental or other regulatory bodies.

4.4           Nonassignability

Except to the extent otherwise provided in the applicable plan agreement, no award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such awards and rights shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

4.5           Requirement of Notification of Election Under Section 83(b) of the Code

If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in such section 83(b)), such grantee shall notify the Company of such election as required pursuant to regulations issued under Code section 83(b), in addition to any filing and notification required pursuant to such regulations.

4.6           Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an incentive stock option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such grantee shall notify the Company of such disposition within 10 days thereof.

4.7           Change in Control, Dissolution, Liquidation, Merger

4.7.1           For purposes of this Section 4.7, a “change in control” shall have occurred if:

(a)           any “person”, as such term is used in Sections 13(d) and 14(d) of the 1934 Act other than (i) the Company or any subsidiary of the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, or (iii) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities without the prior written consent of the Committee or the Board; or

(b)           during any period of twenty-four (24) consecutive months, individuals who at the effective date of the Plan constitute the Board and any new director whose election by the Board or nomination for election by the Company shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c)           the shareholders of the Company approve a merger or consolidation of the Company with any other company (other than a wholly-owned subsidiary of the Company), other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined in Section 4.7.1(a) above with the exceptions noted in section 4.7.1(a)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d)           the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

4.7.2           Upon the happening of a change in control:

(a)           subject to the provisions of Section 2.5 above, in the event of a change in control, any option or stock appreciation right or other award then outstanding shall become fully vested and immediately exercisable upon such change in control unless the applicable plan agreement expressly provides otherwise; and

(b)           to the fullest extent permitted by law, the Committee may, in its sole discretion, amend any plan agreement in such manner as it deems appropriate, including, without limitation, by amendments that advance the dates upon which any or all outstanding awards of any type shall terminate.

4.7.3           In the event of the proposed dissolution or liquidation of the Company, all outstanding awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.  The Committee may, in the exercise of its sole discretion in such instances, accelerate the date on which any award becomes exercisable or fully vested and/or declare that any award shall terminate as of a specified date.

4.8           Right of Discharge Reserved

Nothing in the Plan or in any plan agreement shall confer upon any grantee the right to continue in the employ of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate such employment.

4.9           Nature of Payments

4.9.1           Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

4.9.2           All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or of any subsidiary or under any agreement with the grantee, unless such plan or agreement specifically provides otherwise.

4.10          Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

4.11          Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

4.12          Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

4.13          Effective Date and Term of Plan

4.13.1           The Plan was adopted by the Board on July 9, 2009 (the “Plan Effective Date”), and approved by the Company’s shareholders at the regular 2009 Annual Stockholders Meeting.

4.13.2           Unless sooner terminated by the Board, the Plan shall terminate on the day before the tenth anniversary of the Plan Effective Date, and no awards shall thereafter be made under the Plan.  All awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable plan agreements.

4.14          Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.